UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 21, 2015
Date of Report (Date of earliest event reported)

Viad Corp
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
(a) On May 21, 2015, Viad Corp (the “Company”) held an annual meeting of its shareholders.
(b) The following proposals are described in detail in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 15, 2015. The number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each matter voted upon are set forth below.
Proposal One: Election of Directors. The Company’s shareholders reelected all director nominees in an uncontested election.

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel Boggan Jr.	16,102,094	448,984	8,553	1,387,734
Richard H. Dozer	16,097,767	453,845	8,019	1,387,734
Robert E. Munzenrider	16,040,582	510,838	8,211	1,387,734
Proposal Two: Ratification of Viad’s Independent Registered Public Accountants. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year 2015 was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
17,751,814	186,780	8,771	0
Proposal Three: Advisory Vote on Compensation of Viad’s Named Executive Officers. A proposal relating to an advisory resolution on the compensation of the Company’s named executive officers was adopted with the votes shown:

For	Against	Abstain	Broker Non-Votes
16,213,765	324,179	21,687	1,387,734
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

May 27, 2015	By:	/s/ Deborah J. DePaoli
Name: Deborah J. DePaoli
Title: General Counsel and Secretary